Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-153207 on Form S-3 and Registration Statement Nos. 333-287107, 333-287108, 333-150067, 333-256955 and 333-185350 on Form S-8 of our reports dated February 23, 2026, relating to the financial statements of Great Lakes Dredge & Dock Corporation and the effectiveness of Great Lakes Dredge & Dock Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 23, 2026